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Exhibit 16.1


July 19, 1999

Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 19, 1999, of Go2Net, Inc. and are in agreement with the statements contained in the first sentence of paragraph one, paragraph two, paragraph three, and paragraph five on page 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.


                               /s/ Ernst & Young LLP
                               ----------------------------------
                                   Ernst & Young LLP